                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              TRAVELERS GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

         [LOGO]

TRAVELERS GROUP INC.

388 Greenwich Street

New York, New York 10013

                                                                  March   , 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Travelers Group Inc. on Wednesday, April 23, 1997. The meeting will be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, at 9:00 a.m. local time. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue.

    At this meeting of stockholders, we will be voting on a number of important matters. Please take the time to read carefully each of the proposals for stockholder action described in the proxy materials.

    Thank you for your continued support of our Company.

                                          Sincerely,



                                          Sanford I. Weill

                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

                              TRAVELERS GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Travelers Group Inc. (the "Company") will be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, on Wednesday, April 23, 1997 at 9:00 a.m. local time, for the following purposes:

       ITEM 1. To consider and vote upon the proposal to amend the Restated Certificate of Incorporation of Travelers Group Inc. to provide for the annual election of the entire Board of Directors;

       ITEM 2. To elect twenty-one directors to the Board;

       ITEM 3. To ratify the selection of the Company's independent auditors for 1997;

       and to transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has set the close of business on March 5, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's headquarters, 388 Greenwich Street, New York, New York prior to the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors



                                          Charles O. Prince, III

                                          SECRETARY

March   , 1997

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is being furnished to stockholders of Travelers Group Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, on Wednesday, April 23, 1997, at 9:00 a.m. local time, and at any adjournments or postponements of such meeting. This Proxy Statement and the accompanying proxy card are being mailed beginning on or
about March   , 1997, to stockholders of the Company on March 5, 1997, the record date for the Annual Meeting (the "Record Date"). Employees of the Company who are participants in one or more of the Company's benefit plans may receive this Proxy Statement and their proxy cards separately. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 will be delivered to stockholders prior to or concurrently with the mailing of the proxy material.

    Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

    As a result of prior transactions including the payment of stock dividends in 1993 and 1996 and the merger with The Travelers Corporation ("old Travelers"), certain of the Company's records, including but not limited to those relating to stock option grants and deferred shares for directors, include fractional share amounts. The Company cannot issue fractional share interests, however, and accordingly fractional share amounts have been deleted from the numbers reported in this proxy statement.

VOTING RIGHTS

    As of the Record Date, the outstanding stock of the Company entitled to receive notice of and to vote at the Annual Meeting consisted of 641,285,616 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and 3,012,293 shares of $4.53 ESOP Convertible Preferred Stock, Series C, par value $1.00 per share (the "Series C Preferred Stock"). The Series C Preferred Stock was issued in exchange for the Series A Convertible Preference Stock of old Travelers following the merger of old Travelers with and into the Company (the "Travelers Merger") effective December 31, 1993. Each share of Common Stock is entitled to one vote on each matter that is voted on at the Annual Meeting, and each share of Series C Preferred Stock is entitled to 2.61 votes on each matter that is voted on at the Annual Meeting. The Common Stock and the Series C Preferred Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting. Neither class is entitled to cumulative voting.

    The Company's other series of preferred stock, $1.00 par value, the 8.125% Cumulative Preferred Stock, Series A and the 9.25% Preferred Stock, Series D, have no right to vote on any of the matters that are scheduled to be voted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    To the best knowledge of the Company, as of the Record Date no person "beneficially owned" (as that term is defined by the Securities and Exchange Commission (the "SEC")) more than 5% of the Common Stock outstanding and entitled to vote at the Annual Meeting.

    All of the Series C Preferred Stock is held of record by Dory & Co., the nominee of Fleet National Bank of Connecticut, One Federal Street, Boston, Massachusetts 02211, as trustee (the "ESOP Trustee") acting in connection with the employee stock ownership portion of the Travelers Group 401(k) Savings Plan (the "Savings Plan"). As of the Record Date, the shares of Series C Preferred Stock outstanding were beneficially held by approximately 23,826 holders (the "ESOP Holders") through their participation in the Savings Plan.

QUORUM; VOTING PROCEDURES

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series C Preferred Stock outstanding and entitled to vote shall constitute a quorum. Pursuant to applicable Delaware law, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. The votes required with respect to the items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each item herein.

    Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies will be voted FOR all of the items listed on the proxy card and described below, and will be voted in the discretion of the persons designated as proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than those matters referred to herein. If you give specific voting instructions by checking the boxes on the proxy card, your shares of Common Stock will be voted in accordance with such instructions.

    The ESOP Trustee, as the record holder of the Series C Preferred Stock, will vote shares of Series C Preferred Stock that have been allocated to ESOP Holders' accounts in accordance with instructions received from such participants. Shares of Series C Preferred Stock as to which no instructions are received and shares that have not been allocated to the accounts of ESOP Holders will be voted by the ESOP Trustee in the same proportion as votes in respect of allocated shares as to which ESOP Holders have given instructions.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The Company has long had broad policies to encourage stock ownership among its directors, officers and employees to align their interests with the interests of stockholders. The Company believes that these policies have been a significant factor in the excellent returns achieved by stockholders since the Company's initial public offering in 1986. Included among these policies are the following:

    - Directors have received fees in Common Stock since the Company's initial public offering in 1986.

    - The Company has, since 1990, required a broad group of its employees to take a significant portion of annual bonus payments in restricted stock.

    - The Company has granted options to more than 10,000 employees.

    - The Company is currently implementing its WealthBuilder program, which provides for automatic, annual grants of options for all employees (except senior executives) into the Savings Plan.

    - All of the members of the Board of Directors and the most senior executives of the Company (the "Planning Group") have committed not to dispose of any shares of Common Stock held by them, so long as they remain directors or officers, except for donations to charity, for certain limited estate planning transactions or for use in connection with participation in the stock option and restricted stock plans of the Company (the "Stock Ownership Commitment").

    The following table sets forth, as of the Record Date, the Common Stock and Series C Preferred Stock ownership of each director and certain executive officers of the Company. As of the Record Date, the directors and the executive officers of the Company as a group (33 persons) beneficially owned 21,809,756 shares of Common Stock and 2,306 shares of the Series C Preferred Stock (or approximately 3.4% of the total voting power of the Common Stock and Series C Preferred Stock outstanding and entitled to vote at the Annual Meeting), including an aggregate of 5,806,940 shares of Common Stock that such persons may acquire pursuant to options exercisable within 60 days of the Record Date. As of the Record Date, all current and former employees as a group, including the executive officers of the Company, beneficially owned or had acquired through employee stock incentive, award or purchase plans an aggregate of approximately 212 million shares of Common Stock, which amount of Common Stock includes an aggregate of approximately 16 million shares of Common Stock that such persons may acquire pursuant to options exercisable within 60 days of the Record Date and 4,863,648 shares of Common Stock issuable upon the conversion of the Series C Preferred Stock. Had such 212 million shares of Common Stock been held of record on the Record Date, such shares of Common Stock would have represented approximately 33.6% of the total voting power of the shares of Common Stock then outstanding and eligible to vote. These amounts are based upon the Company's records of beneficial ownership by all employees, including its current officers, under the Travelers Group 1996 Stock Incentive Plan (the "1996 Incentive Plan"), the Travelers Group Stock Option Plan (the "1986 Option Plan"), the Savings Plan, the Travelers Group Capital Accumulation Plan (the "CAP Plan"), the Travelers Group Employee Incentive Plan ("EIP"), the Travelers Group Stock Purchase Plan, and various compensation plans for executives of Smith Barney (as defined herein). These amounts also include beneficial ownership by employees and executive officers under the old Travelers 1988 Stock Incentive Plan and the old Travelers 1982 Stock Option Plan, which plans were assumed by the Company in connection with the Travelers Merger, and the old Primerica Corporation Long-Term Incentive Plan, which was assumed by the Company in connection with the merger with Primerica Corporation in 1988. The actual ownership by employees is not determinable by the Company since employees may own shares of Common Stock in street name.

    As of the Record Date, no individual director or executive officer beneficially owned one percent or more of the Common Stock outstanding and entitled to vote at the Annual Meeting, except Mr. Weill who beneficially owned 12,531,325 shares (1.9%) of Common Stock, including 3,780,793 shares that he had the right to acquire pursuant to options exercisable within 60 days of the Record Date. As of the Record Date, no individual director or executive officer beneficially owned one percent or more of the Series C Preferred Stock, and no director or executive officer beneficially owned any shares of any other series of the Company's preferred stock. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means that the beneficial owner thereof has sole voting and investment power over such shares.

                                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                                -------------------------------------------------
                                                                  COMMON STOCK     STOCK OPTIONS
                                                                  BENEFICIALLY      EXERCISABLE        TOTAL
                                                                      OWNED          WITHIN 60      COMMON STOCK
                                                                    EXCLUDING         DAYS OF       BENEFICIALLY
NAME/TITLE                                                         OPTIONS(1)      RECORD DATE(2)     OWNED(1)
--------------------------------------------------------------  -----------------  --------------  --------------
C. Michael Armstrong..........................................           20,407                           20,407
  Director
Kenneth J. Bialkin............................................          306,931                          306,931
  Director
Steven D. Black(3)............................................          439,341          185,168         624,509
  Executive Officer
Edward H. Budd(4).............................................          437,446          247,786         685,232
  Director
Joseph A. Califano, Jr.(5)....................................           66,517                           66,517
  Director
Douglas D. Danforth...........................................           92,409                           92,409
  Director
Robert F. Daniell.............................................           18,544                           18,544
  Director
James Dimon(6)................................................        1,264,263          549,700       1,813,963
  Director and Executive Officer
Leslie B. Disharoon (7).......................................          161,731                          161,731
  Director
The Hon. Gerald R. Ford.......................................           46,807                           46,807
  Director
Ann Dibble Jordan.............................................            5,263                            5,263
  Director
Robert I. Lipp................................................        1,027,621          185,039       1,212,660
  Director and Executive Officer
Dudley C. Mecum(8)............................................           87,816                           87,816
  Director
Andrall E. Pearson............................................           68,051                           68,051
  Director
Joseph J. Plumeri, II.........................................          242,565                          242,565
  Executive Officer
Frank J. Tasco................................................           24,179                           24,179
  Director
Linda J. Wachner..............................................           18,163                           18,163
  Director
Sanford I. Weill(9)...........................................        8,750,532        3,780,793      12,531,325
  Director and Chief Executive Officer
Joseph R. Wright, Jr..........................................           51,960                           51,960
  Director
Arthur Zankel(10).............................................          183,884                          183,884
  Director
All Directors and Executive Officers as a group (33)
  persons)(11)(12)............................................       16,006,540        5,806,940      21,813,480

------------------------

(1) This information includes, as of the Record Date, the following shares which are also deemed "beneficially owned": (i) the following number of shares of Common Stock granted in payment of directors' fees to non-employee directors under the Company's plan, but receipt of which is deferred: Mr. Armstrong, 10,641; Mr. Bialkin, 66,931; Mr. Budd, 12,835; Mr. Califano, 47,645; Mr. Danforth, 58,567; Mr. Disharoon, 66,931; Mr. Mecum, 66,931; Mr. Pearson, 66,931; Mr. Tasco, 20,179; and Mr.
    Wright, 37,160; (ii) the following number of shares of Common Stock issued in exchange for shares of old Travelers common stock held under the old Travelers Deferred Compensation Plan for Non-employee Directors, receipt of which is deferred: Mr. Armstrong, 7,801; Mr. Lipp, 1,389; and Mr. Weill, 1,860; (iii) the following number of shares of Common Stock held (as of January 31, 1997) under the Savings Plan of the Company or its subsidiaries, as to which the holder has voting power but not dispositive power: Mr. Black, 7,796; Mr. Dimon, 6,110; Mr. Lipp, 9,952; Mr. Plumeri, 118; and Mr. Weill, 10,604; (iv) the following number of shares of Common Stock awarded pursuant to the CAP Plan, as to which the holder may direct the vote but which remain subject to forfeiture and restrictions on disposition: Mr. Black, 158,284; Mr. Dimon, 128,111; Mr. Lipp, 86,166; Mr. Plumeri, 101,794
    and Mr. Weill, 213,265; and (v) 2,153 shares of Common Stock, the beneficial ownership of which is attributable to Mr. Budd, assuming as of February 28, 1997 the conversion of the 1,333 shares of Series C Preferred Stock held by Mr. Budd as an ESOP Holder into such shares of Common Stock. Mr. Budd is the only director or executive officer who owns shares of Series C Preferred Stock.

(2) Non-employee directors are not eligible to receive stock option grants under the Company's plans.

(3) Includes 20,000 shares of Common Stock owned by Mr. Black's wife, as to which Mr. Black disclaims beneficial ownership.

(4) Includes 1,405 shares of Common Stock owned by Mr. Budd's wife, as to which Mr. Budd disclaims beneficial ownership.

(5) Includes 1,600 shares of Common Stock owned by Mr. Califano's wife and 240 shares held by Mr. Califano as custodian, as to which Mr. Califano disclaims beneficial ownership.

(6) Includes 300,000 shares of Common Stock owned by Mr. Dimon and his wife as tenants-in-common.

(7) Includes 2,800 shares of Common Stock owned by Mr. Disharoon's wife, as to which Mr. Disharoon disclaims beneficial ownership.

(8) Includes 1,685 shares of Common Stock owned by Mr. Mecum's wife, as to which Mr. Mecum disclaims beneficial ownership.

(9) Includes 200 shares of Common Stock owned by Mr. Weill's wife, as to which Mr. Weill disclaims beneficial ownership.

(10) Includes 400 shares of Common Stock held by a trust of which Mr. Zankel is a trustee and 6,329 shares owned by Mr. Zankel's wife, as to which Mr. Zankel disclaims beneficial ownership.

(11) This information also includes as "beneficially owned" (i) an aggregate of 70,757 shares of Common Stock and 2,306 shares of Series C Preferred Stock held under the Savings Plan of the Company, as to which the respective holders have voting power but not dispositive power, and (ii) an aggregate of 1,027,298 shares of Common Stock awarded under the CAP Plan, as to which the respective holders may direct the vote but which shares remain subject to forfeiture and restrictions on disposition.

(12) The Board of Directors of the Company has determined that all members of the Planning Group are "executive officers" of the Company, notwithstanding that certain members of the Company's Planning Group are executive officers of subsidiaries of the Company.
                            ------------------------

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Section 16(a) Persons"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, Inc. (the "NYSE"), and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1996, each of its officers, directors and greater than ten percent stockholders complied with all such applicable filing requirements.

                                    ITEM 1:

               APPROVAL OF DECLASSIFICATION OF BOARD OF DIRECTORS

    The Board of Directors has unanimously approved an amendment to the Restated Certificate of Incorporation of the Company to declassify the Board of Directors, such declassification to commence with the present Annual Meeting of Stockholders, and directed that the amendment be submitted to a vote of stockholders at the Annual Meeting. The form of the proposed amendment (the "Amendment") is attached to this Proxy Statement as Annex A.

    Article SEVENTH of the Company's Restated Certificate of Incorporation currently provides for the division of the Board of Directors into three classes, with each class consisting as nearly as possible of one-third of the total number of directors and having a staggered three-year term. The Board of Directors is of the opinion that many potential investors are opposed to the concept of a classified board and, in keeping with its goal of ensuring that the Company's corporate governance policies maximize stockholder value, has determined that eliminating the classified Board of Directors and instead having all of the Company's directors elected annually would best serve the interests of the Company and its stockholders. As proposed to be amended, the Restated Certificate of Incorporation of the Company would provide that at each Annual Meeting of Stockholders, commencing with the present Annual Meeting of Stockholders, the renominated directors and any new directors nominated by the Board of Directors, will be elected for a one-year term. In addition, directors whose terms would otherwise not expire until 1998 or 1999 have agreed, assuming the Amendment is approved and becomes effective, to forego the remainder of their terms and to stand for re-election at the present Annual Meeting of Stockholders. *Accordingly, commencing with the present Annual Meeting of Stockholders, all directors will be elected annually to hold office for one-year terms.* The Board has approved and recommends to stockholders that the Company's Restated Certificate of Incorporation be amended to declassify the Board as described above by deleting Article SEVENTH of the Restated Certificate of Incorporation and substituting therefor a revised Article SEVENTH as set forth in Annex A to this Proxy Statement.

    If the Amendment is approved, the Company intends to file the Amendment immediately with the Secretary of State of Delaware upon which filing it will be effective. In addition, the Board of Directors has approved conforming amendments to the Company's By-laws which will become effective upon the effectiveness of the Amendment.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE <*>FOR</*> THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS. Assuming the presence of a quorum, the affirmative vote of at least seventy-five percent (75%) of the votes entitled to be cast at the Annual Meeting by the holders of all of the outstanding shares of Common Stock and Series C Preferred Stock, voting as a single class, is required to adopt the proposed Amendment to the Company's Restated Certificate of Incorporation. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker nonvotes will be counted and will have the same effect as a vote against this item.

                                    ITEM 2:

                             ELECTION OF DIRECTORS

    The Board of Directors has fixed the number of directors at 21, an increase of three directors, and, in order to fill the three vacancies created by the increase has nominated a total of twenty-one candidates for election at the Annual Meeting. The directors currently serving on the Board whose terms expire at the Annual Meeting, Messrs. Danforth, Daniell, Disharoon, Ford, Lipp, Pearson and Mrs. Wachner, and those directors who voluntarily shortened their terms, Messrs. Armstrong, Bialkin, Budd, Califano, Dimon, Mecum, Tasco, Weill, Wright and Zankel and Ms. Jordan have been nominated by the Board of Directors for re-election, and Messrs. Jones and Masin and Ms. Arron have been nominated by the Board of Directors for election, in each case, assuming the approval of the Amendment and the subsequent proper filing of the Amendment with the Secretary of State of Delaware, to one-year terms at the Annual Meeting.

    Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 1998 and until his or her successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal.

    In the event the Amendment is not approved by the requisite number of votes, the directors comprising Class III, whose terms expire at the Annual Meeting, will be nominated for election to three-year terms, Mr. Jones will be nominated for election as a Class III director to serve a three-year term, Mr. Masin will be nominated for election as a Class I director to serve for one year and Ms. Arron will be nominated for election as a Class II director to serve for two years.

    The following information with respect to the principal occupation and business experience and other affiliations of the nominees during the past five years has been furnished to the Company by the nominees. All ages are given as of the Record Date. The terms of current Directors as stated below include periods of Board membership with Commercial Credit Company ("CCC"), a predecessor corporation of the Company.

    The mandatory retirement age for all members of the Board of Directors other than the Honorable Gerald R. Ford is 75.

    The following twenty-one individuals have been nominated for election at the Annual Meeting for a term ending 1998 (except in the limited circumstances described above):


   [Picture]     JUDITH ARRON
                     Ms. Arron, 54, is the Executive Director and Artistic Director of the
                 Carnegie Hall Corporation. Ms. Arron was previously the Manager of the
                 Cincinnati Symphony Orchestra and Cincinnati May Festival. Ms. Arron is
                 Chairman of the National Advisory Board for the Bone Marrow Transplant
                 Program at the University of Colorado Health Sciences Center in Denver. A
                 member of the European Concert Halls Organization, Ms. Arron has also served on the board of the International Society of Performing Arts
                 Administrators and is currently a board member of the American Symphony
                 Orchestra League. She also serves on advisory committees for the Music for
                 Life Aids Benefits in New York, the Seaver Conducting Awards, the School
                 for Strings, the Brooke Russell Astor Awards for the New York Public
                 Library and the Knight Foundation Symphony Orchestra Advisory Committee.

   [Picture]     C. MICHAEL ARMSTRONG
                     Mr. Armstrong, 58, became a director of the Company in December 1993.
                 He is Chairman and Chief Executive Officer of Hughes Electronic
                 Corporation, a designer and manufacturer of advanced electronic systems for automotive, defense, space communications and industrial applications, located in Los Angeles, California. Mr. Armstrong was previously an officer of International Business Machines Corporation ("IBM") where he was a member of IBM's Management Committee and Chairman of IBM World Trade
                 Corporation. He is a member of the Board of Trustees of Johns Hopkins
                 University, is chairman of the advisory board of Johns Hopkins Medical
                 School, and is a member of the CEO Board of Advisors of the Business
                 School of the University of Southern California. Mr. Armstrong is Chairman
                 of the President's Export Council, a member of the National Security
                 Telecommunications Advisory Committee and a member of the Defense Policy
                 Advisory Committee on Trade. Mr. Armstrong serves on the Board of
                 Directors of The Times Mirror Company and The Los Angeles World Affairs
                 Council, is Chairman of Sabriya's Castle of Fun Foundation, and is a
                 member of the Supervisory Board of the Thyssen-Bornemisza Group. He is
                 also a member of the Council on Foreign Relations and the California
                 Business Roundtable.

   [Picture]     KENNETH J. BIALKIN
                     Mr. Bialkin, 67, has been a director of the Company since 1986. Mr.
                 Bialkin has been a director of Travelers Property Casualty Corp. (formerly known as Travelers/ Aetna Property Casualty Corp.) ("TAP"), an 82% owned subsidiary of the Company, since 1996. He has been for more than five years a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom
                 LLP, which performs legal services for the Company from time to time. Mr.
                 Bialkin is also a director of The Municipal Assistance Corporation for the
                 City of New York, Oshap Technologies, Ltd., Tecnomatix Technologies Ltd.
                 and Sapiens International Corporation N.V.

   [Picture]     EDWARD H. BUDD
                     Mr. Budd, 63, has been a director of the Company since 1992. Mr. Budd joined The Travelers Corporation in 1955, and was elected President and a director in 1976. He became Chief Executive Officer in 1981 and Chairman of the Board in 1982. Following the completion of the Travelers Merger in
                 1993, Mr. Budd served as Chairman of the Travelers insurance operations.
                 In September 1994, Mr. Budd retired as an officer of the Company and its subsidiaries. He is also a director of Delta Air Lines, Inc. and GTE
                 Corporation and a member of The Business Council.

   [Picture]     JOSEPH A. CALIFANO, JR.
                     Mr. Califano, 65, has been a director of the Company since 1988. He is
                 Chairman and President of The National Center on Addiction and Substance
                 Abuse at Columbia University, an independent not-for-profit organization established to combat all forms of substance abuse. From 1983 to 1992, he was a Senior Partner at the law firm of Dewey Ballantine, which performs legal services for the Company from time to time. He is a director of
                 Authentic Fitness Corporation, Automatic Data Processing, Inc., Chrysler
                 Corporation, HealthPlan Services Inc., Kmart Corporation, New York and New
                 England Telephone Companies and Warnaco Inc., and a trustee of the
                 American Ditchley Foundation, New York University and The Twentieth
                 Century Fund. He serves as Chairman of the Institute for Social and
                 Economic Policy in the Middle East at the Kennedy School of Government at
                 Harvard University, as a Governor of New York Hospital, and a member of the Institute of Medicine of the National Academy of Sciences. Mr.
                 Califano served as Secretary of the United States Department of Health,
                 Education and Welfare from 1977 to 1979. He was Special Assistant for
                 Domestic Affairs to the President of the United States from 1965 to 1969, and held various positions in the United States Department of Defense from
                 1961 to 1965. He is the author of nine books.

   [Picture]     DOUGLAS D. DANFORTH
                     Mr. Danforth, 74, has been a director of the Company since 1987. He was Chairman of the Board and Chief Executive Officer of Westinghouse
                 Electric Corporation from December 1983 to December 1987, and was Vice
                 Chairman and Chief Operating Officer of Westinghouse from 1978 to 1983.
                 Mr. Danforth is a director of Sola International Inc., American European
                 Associates and Dal-Tile International Inc. Mr. Danforth is also a trustee of Carnegie-Mellon University, Syracuse University and the Pittsburgh
                 Trust for Cultural Resources. Mr. Danforth is Vice Chairman and a trustee of the Allegheny Health, Education and Research Foundation. He is also a member of The Executive Committee of the Allegheny Conference on Com-
                 munity Development and a director of the Pittsburgh Foundation.

   [Picture]     ROBERT F. DANIELL
                     Mr. Daniell, 63, became a director of the Company in December 1993. He is Chairman of United Technologies Corporation, a broad based designer and manufacturer of high technology products, located in Hartford,
                 Connecticut. He joined the Sikorsky Aircraft Division of United
                 Technologies Corporation in 1956 and served as President of Sikorsky
                 Aircraft from 1981 to 1983. He was a Senior Vice President of United
                 Technologies from 1983 to 1984 and served as its President and Chief
                 Operating Officer from 1984 to February 1992. He was elected a director of
                 United Technologies in 1984 and Chairman in 1987. He served as Chief
                 Executive Officer of United Technologies from 1986 to April 1994. Mr.
                 Daniell is a director of GTE Corporation and Shell Oil Company. He is also a member of The Conference Board and The Business Council.

   [Picture]     JAMES DIMON
                     Mr. Dimon, 40, has been a director of the Company since September
                 1991. He is President and Chief Operating Officer of the Company. He is
                 also Chairman of the Board, Chief Executive Officer and a member of the executive committee of Smith Barney Inc., the Company's investment banking and securities brokerage subsidiary ("Smith Barney"). Mr. Dimon has been a director of TAP since 1996. From May 1988 to June 1995 he was Chief
                 Financial Officer of the Company. He was, from May 1988 to September 1991,
                 Executive Vice President of the Company. Mr. Dimon was Chief Operating
                 Officer of Smith Barney until January 1996 and was Senior Executive Vice
                 President and Chief Administrative Officer of Smith Barney from 1990 to
                 1991. He is also the Chief Executive Officer and Chairman of the Board of
                 Smith Barney Holdings Inc. ("SB Holdings"), the immediate parent company of Smith Barney. From March 1994 to January 1996 he was Chief Operating
                 Officer of SB Holdings. From 1986 to 1988, Mr. Dimon was Senior Vice
                 President and Chief Financial Officer of CCC, the Company's predecessor.
                 From 1982 to 1985, he was a Vice President of American Express Company and
                 Assistant to the President, Sanford I. Weill. Mr. Dimon is a trustee of
                 New York University Medical Center and a director of the Center on
                 Addiction and Substance Abuse and the National Association of Securities
                 Dealers, Inc.

   [Picture]     LESLIE B. DISHAROON
                     Mr. Disharoon, 64, has been a director of the Company since 1986. He was Chairman of the Board, President and Chief Executive Officer of
                 Monumental Corporation (an insurance holding company) from 1978 to 1988.
                 He is Chairman of the Board of The John Hopkins Health System Endowment, a
                 director of Aegon USA, Inc., GRC International Inc. and M.S.D. & T. Funds,
                 Inc., and President of the Caves Valley Club Inc.

   [Picture]     THE HONORABLE GERALD R. FORD
                     The Honorable Gerald R. Ford, 83, has been a director or an honorary director of the Company since 1986. Mr. Ford was President of the United
                 States from August 1974 through January 1977, having served as Vice
                 President of the United States from December 1973 through August 1974. He is a lecturer and business consultant to several corporations. He is an advisor and consultant to Texas Commerce Bankshares, Inc. and an advisor to American Express Company.

   [Picture]     THOMAS JONES
                     Mr. Jones, 47, is Vice Chairman, President, Chief Operating Officer
                 and a director of the Teachers Insurance and Annuity Association--College
                 Retirement Equities Fund ("TIAA-CREF"). From 1989 to 1993, Mr. Jones was
                 Executive Vice President and Chief Financial Officer of TIAA-CREF. Mr.
                 Jones is a director of Thomas & Betts Corporation and director and Deputy
                 Chairman of the Federal Reserve Bank of New York. Mr. Jones is a trustee of Cornell University, Brookings Institution and Educational Broadcasting
                 Corporation (Thirteen/WNET).

   [Picture]     ANN DIBBLE JORDAN
                     Ms. Jordan, 62, has been a director of the Company since 1989. She is a consultant and serves on the Boards of Directors of Johnson & Johnson
                 Corporation, Hechinger Company, the National Symphony Orchestra, The
                 Phillips Gallery, Child Welfare League, Automatic Data Processing, Inc.
                 and the Salant Corp. She was formerly the Director of the Department of
                 Social Services for the University of Chicago Medical Center from 1986 to
                 1987, and was also Field Work Associate Professor at the School of Social
                 Service Administration of the University of Chicago from 1970 to 1987. She served as the Director of Social Services of Chicago Lying-in Hospital
                 from 1970 to 1985.

   [Picture]     ROBERT I. LIPP
                     Mr. Lipp, 58, has been a director of the Company since 1991, and is a
                 Vice Chairman of the Company. Mr. Lipp has been the Chairman of the Board,
                 Chief Executive Officer and President of TAP since January 1996. Mr. Lipp has been the Chairman of the Board and Chief Executive Officer of The
                 Travelers Insurance Group Inc. since December 1993. From 1991 to 1993, he was Chairman and Chief Executive Officer of CCC, a wholly owned subsidiary of the Company. From April 1986 through September 1991, he was an
                 Executive Vice President of the Company and its corporate predecessor.
                 Prior to joining the Company in 1986, he was a President and a director of
                 Chemical New York Corporation and Chemical Bank where he held senior executive positions for more than five years prior thereto. Mr. Lipp is a director of The New York City Ballet, the Wadsworth Atheneum and the
                 Massachusetts Museum of Contemporary Art and Chairman of Dance On Inc., a
                 private foundation.

   [Picture]     MICHAEL MASIN
                     Mr. Masin, 52, is Vice Chairman and President International and a
                 director of GTE Corporation. From 1977 to 1993, Mr. Masin was a partner in the law firm of O'Melveny and Myers. Mr. Masin is a Director of Compania
                 Nacional Telefonos de Venezuela and BC Telecom, Inc. Mr. Masin is a member of the Board of Trustees of Carnegie Hall, the Keck Foundation and the
                 China-American Society. He is a member of the Business Committee of the
                 Board of Trustees of the Museum of Modern Art, a member of the Dean's
                 Council of Dartmouth College, and a member of the Private Sector Advisory
                 Council of the Inter-American Development Bank.

   [Picture]     DUDLEY C. MECUM
                     Mr. Mecum, 62, has been a director of the Company since 1986. Mr.
                 Mecum has been a director of TAP since 1996. Since December 1996, Mr.
                 Mecum has been the Chairman of the Board of Mecum Associates Inc., a firm specializing in leveraged acquisitions of businesses. From August 1989 to
                 December 1996, Mr. Mecum was a Partner in the firm of G.L. Ohrstrom & Co.
                 (a merchant banking firm). He was President of Environmental and
                 Engineering Services and was a senior executive and director of Combustion
                 Engineering, Inc. from 1985 to December 1987. Mr. Mecum was Managing
                 Partner of the New York office of Peat Marwick Mitchell & Co. (now KPMG
                 Peat Marwick LLP) from 1979 to 1985. He served in the United States
                 Government as Assistant Director of the United States Office of Management
                 and Budget in 1973 and as United States Assistant Secretary of the Army
                 (Installations and Logistics) from 1971 to 1973. Mr. Mecum is a director of Fingerhut Companies, Inc., Dyncorp, Vicorp Restaurants, Inc., Lyondell
                 Petrochemical Corp., the Metris Companies, Inc. and Suburban Propane
                 Partners, L.M.P.

   [Picture]     ANDRALL E. PEARSON
                     Mr. Pearson, 71, has been a director of the Company since 1986. He has been a Professor at the Harvard Business School since 1985. He was
                 President of Pepsico, Inc. from 1970 to 1984. He is a director of The May
                 Department Stores Company and Lexmark Inc. Mr. Pearson is also a general partner of Clayton, Dubilier & Rice, Inc., a private investment firm and the Chairman of the Board and a director of Alliant Foodservice Inc. and a director of KINKO's Inc., each of which is owned by Clayton, Dubilier &
                 Rice, Inc.

   [Picture]     FRANK J. TASCO
                     Mr. Tasco, 69, has been a director of the Company since 1992. Mr.
                 Tasco has been a director of TAP since 1996. Mr. Tasco is the retired
                 Chairman of the Board and Chief Executive Officer and is currently a director of Marsh & McLennan Companies, Inc. He is also a director of New
                 York Telephone Company, New England Telephone and Telegraph Company and
                 Mid Ocean Reinsurance Company Ltd. Mr. Tasco is Chairman of the Board of
                 Angram Inc. He was a member of President Bush's Drug Advisory Council and was founder and is at present Chairman of New York Drugs Don't Work. Mr.
                 Tasco is a director of Phoenix House Foundation and St. Francis Hospital,
                 Roslyn, New York. He is Chairman of the Catholic Health Council of the
                 Archdiocese of Rockville Centre. He is a member of the Council on Foreign
                 Relations, the Lincoln Center Consolidated Corporate Fund Leadership
                 Committee, the Foreign Policy Association, a trustee of New York
                 University and a trustee of the Inner-City Scholarship Fund.

   [Picture]     LINDA J. WACHNER
                     Mrs. Wachner, 51, has been a director of the Company since 1991. She is Chairman, President and Chief Executive Officer of the Warnaco Group,
                 Inc. and of Warnaco Inc., a Fortune 1000 apparel company, and Chairman and
                 Chief Executive Officer of Authentic Fitness Corporation, an activewear manufacturer. Mrs. Wachner is also a director of the American Apparel
                 Manufacturers Association and the New York City Partnership. She currently serves on the Policy Committee of The Business Roundtable, the Board of
                 Trustees of The Aspen Institute, Carnegie Hall and Thirteen/WNET, and the
                 Board of Overseers of Memorial Sloan-Kettering Cancer Center. In 1994,
                 Mrs. Wachner was reappointed by President Clinton to the Advisory
                 Committee for Trade Policy Negotiations, on which she also served under
                 President Bush and President Reagan. She is a member of the Council on
                 Foreign Relations.

   [Picture]     SANFORD I. WEILL
                     Mr. Weill, 63, has been a director of the Company since 1986. He has been Chairman of the Board and Chief Executive Officer of the Company and
                 its predecessor, CCC, since 1986; he was also its President from 1986 until 1991. He was President of American Express Company from 1983 to
                 1985; Chairman of the Board and Chief Executive Officer of American
                 Express Insurance Services, Inc. from 1984 to 1985; Chairman of the Board and Chief Executive Officer, or a principal executive officer, of Shearson
                 Lehman Brothers Inc. from 1965 to 1984; Chairman of the Board of Shearson
                 Lehman Brothers Holdings Inc. from 1984 to 1985; and a founding partner of
                 Shearson's predecessor partnership from 1960 to 1965. Mr. Weill has been a director of TAP since 1996. Mr. Weill's son, Marc P. Weill, is a Senior
                 Vice President and an executive officer of the Company. Mr. Weill is
                 Chairman of the Board of Trustees of Carnegie Hall, and a director of the
                 Baltimore Symphony Orchestra. Mr. Weill is a member of the Board of
                 Governors of New York Hospital and is Chairman of the Board of Overseers
                 of Cornell University Medical College. He is on the Board of Overseers of
                 Memorial Sloan-Kettering Cancer Center. He is a member of Cornell
                 University's Johnson Graduate School of Management Advisory Board and a
                 Board of Trustees Fellow. Mr. Weill is Chairman of the National Academy
                 Foundation whose member programs include the Academy of Finance, the
                 Academy of Travel and Tourism and the Academy of Public Service.

   [Picture]     JOSEPH R. WRIGHT, JR.
                     Mr. Wright, 57, has been a director of the Company since 1990. Mr.
                 Wright is Chairman and Chief Executive Officer of AVIC Group
                 International, Inc. focusing on developing and financing communications projects in the People's Republic of China. He also serves as Chairman of
                 GRC International, Inc., a leading government and private sector research firm and as Vice Chairman of The Jefferson Group, a consulting firm in
                 Washington, D.C. From 1989 to 1993, he was Executive Vice President and
                 Vice Chairman of W.R. Grace & Co., an international specialty chemicals company and President of Grace Energy Company, an international energy services company. He currently serves on the Board of Directors of GRC
                 International, Inc., Baker & Taylor Holdings, Inc., Deswell Industries,
                 Barington Capital Corporation, Great Lakes Pulp and Fiber Corporation and
                 is a trustee of Hampton University. He was Deputy Director and Director of
                 the United States Office of Management and Budget from 1982 to 1989, a member of President Reagan's Cabinet from 1988 to 1989, and Deputy
                 Secretary of Commerce from 1981 to 1982. Prior to that, Mr. Wright was president of two Citicorp retail credit card subsidiaries and a partner of
                 Booz, Allen & Hamilton. He received the President's "Citizenship Award" in
                 1989.

   [Picture]     ARTHUR ZANKEL
                     Mr. Zankel, 65, has been a director of the Company since 1986. Mr.
                 Zankel has been a director of TAP since 1996. He has been Co-Managing
                 Partner of First Manhattan Co. (an investment management firm) since 1980.
                 He is also a director of Vicorp Restaurants, Inc. and Fund American
                 Enterprises Holdings, Inc. and a trustee of Skidmore College, Carnegie
                 Hall, New York Foundation and UJA-Federation.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors met six times during 1996. Each director attended at least 75 percent of the meetings of the Board of Directors and Board Committees of which he or she was a member during 1996, other than Mrs. Wachner who attended approximately half of such meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

    The following are the current members and functions of the standing committees of the Board of Directors.

    EXECUTIVE COMMITTEE. The members of the Committee are Messrs. Budd (Chairman), Bialkin, Weill, Wright, and Zankel. The Committee meets in place of the full Board of Directors when scheduling makes it difficult to convene all of the directors or when issues arise requiring immediate attention. The Committee met once during 1996.

    AUDIT COMMITTEE. The members of the Committee are Messrs. Mecum (Chairman), Armstrong, Califano, Danforth, Disharoon, Tasco and Wright. The primary functions of the Committee, composed entirely of nonmanagement directors, are to pass upon the scope of the independent certified public accountants' examination, to review with the independent certified public accountants and the Company's principal financial and accounting officers the audited financial statements and matters that arise in connection with the examination, to review the Company's accounting policies and the adequacy of the Company's internal accounting controls, and to review and approve the independence of the independent certified public accountants. The Committee met six times during 1996.

    NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE. The members of the Committee are Messrs. Zankel (Chairman), Bialkin, Daniell, Ford and Pearson, Ms. Jordan and Mrs. Wachner. From time to time, the Committee acts as a nominating committee in recommending candidates to the Board as nominees for election at the Annual Meeting of Stockholders or to fill such Board vacancies as may occur during the year. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration. The Committee represents the full Board of Directors in matters relating to the compensation of Company officers and, from time to time, recommends to the full Board of Directors appropriate methods and rates of director compensation. It also administers the Company's 1996 Incentive Plan, the Company's 1986 Option Plan, the Company's CAP Plan and those option plans of old Travelers assumed by the Company in connection with the Travelers Merger. A subcommittee of the Committee, comprised of "outside directors" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) who are also "Non-Employee Directors" (as such term is defined in Rule 16b-3 of the Exchange Act) has the exclusive authority to grant options to
Section 16(a) Persons and Covered Employees (as hereinafter defined) under the Company's 1986 Option Plan and the 1996 Incentive Plan and to administer certain other elements of the 1996 Incentive Plan covered by Section 162(m) and to administer the Travelers Group Executive Performance Compensation Plan (the "Compensation Plan") approved by stockholders at the 1994 Annual Meeting. The subcommittee also is responsible for determining whether the performance goals under the Compensation Plan have been met. The Committee also is responsible for the periodic assessment of the performance of the Board of Directors and the evaluation of corporate governance principles applicable to the Board of Directors. The Committee met seven times during 1996. References herein to the Committee shall be deemed to be references to the subcommittee in all cases where Section 162(m) of the Code or Section 16 of the Exchange Act would require that action be taken by the subcommittee rather than the full Committee.

    ETHICS AND PUBLIC AFFAIRS COMMITTEE. The members of the Committee are Messrs. Bialkin (Chairman), Budd, Califano, Daniell, Ford, Mecum and Wright, and Ms. Jordan. The Committee reviews and approves the Company's compliance programs, relationships with external constituencies and public activities. The Committee met four times during 1996.

    FINANCE COMMITTEE. The members of the Committee are Messrs. Dimon (Chairman), Armstrong, Danforth, Disharoon, Pearson, Tasco and Zankel, and Mrs. Wachner. The Committee reviews issues relating to funding requirements, significant investments, complex financial instruments and credit rating issues which arise in the Company's operations. The Committee met four times during 1996.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE <*>FOR</*> THE ELECTION OF EACH OF THE NOMINEES AS A DIRECTOR OF THE COMPANY. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock and Series C Preferred Stock, voting as a single class, for the election of directors. Under applicable Delaware law, in tabulating the vote, broker nonvotes will not be considered present at the Annual Meeting and will have no effect on the vote.

                             EXECUTIVE COMPENSATION

CERTAIN RESPONSIBILITIES OF THE NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

    The Nominations, Compensation and Corporate Governance Committee (or a subcommittee thereof), comprised entirely of non-employee directors, establishes the compensation of the Chief Executive Officer and reviews the compensation of all other executives. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. With regard to its consideration of compensation for certain executive officers, the Committee utilizes the assistance of an independent compensation consulting firm.

REPORT OF THE NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    STATEMENT OF PHILOSOPHY. The Company seeks to attract and retain highly qualified employees at all levels, including particularly executive officers whose performance is critical to the Company's success. In order to accomplish this, the Company is willing to provide superior compensation for superior performance. Such performance is measured on the performance of the Company as a whole, or on the performance of a business unit, or using both criteria, as the nature of an executive's responsibilities may dictate, and by the extent to which such performance reflects the corporate values integral to the Company's overall success. The Committee considers and gives weight to both qualitative and quantitative factors, including such factors as earnings, earnings per share, return on equity and return on assets and considers a full range of performance criteria for each of the executive officers covered by the Compensation Plan including contributions to financial results, productivity, risk containment, adherence to corporate values and contributions to both operating unit or divisional strategy and Company-wide strategy. In conducting such review, the Committee has generally examined changes in the Company's financial results over time, both overall and on a unit basis, as well as similar data for comparable companies, to the extent publicly available. The Committee also gives significant weight to qualitative factors with particular emphasis on the performance of the Company's executive team.

    Compensation of executive officers consists of base salary and performance-based bonuses, a significant portion of which is restricted stock. Bonuses are discretionary, subject to certain maximum amounts for those executive officers covered by the Compensation Plan. In addition, under the Company's long-standing policy of providing economic incentives to its employees at all levels in the form of stock ownership, the Company from time to time grants stock options to a broad range of employees. All members of the Company's Planning Group have agreed to the Stock Ownership Commitment described under the caption "Security Ownership of Management."

    It is also the Company's policy to take all reasonable steps to obtain the fullest possible corporate tax deduction for compensation paid to its executive officers by qualifying under Section 162(m) of the Code.

    EXECUTIVE PERFORMANCE COMPENSATION PLAN. The Compensation Plan, approved by stockholders in 1994, establishes certain performance criteria for determining the maximum amount of bonus compensation available for the five executive officers named in the Summary Compensation Table in the Company's Proxy Statement (the "Covered Employees"). The Compensation Plan is administered by the Committee which determines whether the performance goals under the Compensation Plan have been met.

    The creation of any bonus pool for Covered Employees is contingent upon the Company achieving at least a 10% Return on Equity, as defined in the Compensation Plan. The amount of the bonus pool is calculated based upon the extent to which the Return on Equity exceeds the 10% minimum threshold.

    The Compensation Plan establishes that up to 25.2% of any bonus pool established will be available for bonus awards to the chief executive officer and up to 18.7% will be available to each of the other four eligible participants. The Committee nevertheless retains discretion to reduce or eliminate payments under the Compensation Plan to take into account subjective factors, including an individual's performance or other relevant criteria.

    COMPONENTS OF COMPENSATION. Compensation of executive officers consists of base salary and discretionary bonus awards (a portion of which is payable in restricted stock) and stock option awards. Examination of competitors' pay practices in this area is conducted periodically to ensure that the Company's compensation policies will enable it to attract new talent and retain current valuable employees.

    Discretionary bonus awards are generally a substantial part of total compensation of Company executives. Because a percentage of executive compensation is paid in the form of restricted stock, bonus awards are not only a short-term cash reward but also a long-term incentive related directly to the enhancement of stockholder value. The restricted period applicable to awards to executive officers is three years in furtherance of the long-term nature of such compensation.

    Other than grants of stock options that arose by operation of the reload feature of the Company's stock option plans (approved by stockholders in 1992 and 1996) no grants of stock options have been made to Mr. Weill since the Company's initial public offering in 1986. The grant of reload options did not change Mr. Weill's net equity position.

    1996 COMPENSATION. The Committee believes that 1996 was a year of accomplishment for the Company. There was a 37% increase in operating earnings per share resulting in a high return on stockholders' investments. The Company completed the acquisition of the property and casualty insurance business of Aetna which provided the basis for a successful initial public offering of common stock of TAP. Mr. Weill provided the leadership for these accomplishments.

    Under the Compensation Plan, approved by stockholders in 1994, the maximum bonus pool for 1996 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company was approximately $45.5 million. The amounts awarded to such persons is set forth in the Summary Compensation Table below and total approximately $25.4 million.

                                          THE NOMINATIONS, COMPENSATION
                                          AND CORPORATE GOVERNANCE COMMITTEE:

                                          ARTHUR ZANKEL (Chairman)
                                          KENNETH J. BIALKIN
                                          ROBERT F. DANIELL
                                          THE HONORABLE GERALD R. FORD
                                          ANN DIBBLE JORDAN
                                          ANDRALL E. PEARSON
                                          LINDA A. WACHNER

NOMINATIONS, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The persons named above under the caption "Election of Directors--Committees of the Board of Directors--Nominations, Compensation and Corporate Governance Committee" were the only members of such committee during 1996. Mr. Bialkin, a member of the Committee, is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which performs legal services for the Company and its subsidiaries from time to time.

    Mr. Bialkin does not serve as a member of the subcommittee of the Nominations, Compensation and Corporate Governance Committee that administers the Compensation Plan, grants awards to Section

16(a) Persons under the CAP Plan, granted options to Section 16(a) Persons under the 1986 Option Plan and grants options to Section 16(a) Persons under the 1996 Incentive Plan.

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth compensation paid by the Company and its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered to the Company and its subsidiaries in all capacities during each of the fiscal years ended December 31, 1996, 1995 and 1994. The format of this table has been established by the SEC. All share numbers in the column entitled "Securities Underlying Stock Options (number of shares)" and in the footnotes to the table have been restated to the extent necessary to give effect to the two stock dividends declared and paid during 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                         ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                                 -----------------------------------  ---------------------------------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
                                                                           OTHER      RESTRICTED     STOCK
                                                                          ANNUAL        STOCK       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                       SALARY               COMPENSATION    AWARDS     (NUMBER OF    COMPENSATION
  AT 12/31/96                           YEAR        ($)     BONUS ($)     ($)(A)       ($)(B)     SHARES)(C)       ($)(D)
------------------------------------  ---------  ---------  ---------  -------------  ---------  -------------  -------------
Sanford I. Weill....................       1996  $1,025,000 $5,053,786   $ 250,921    $2,594,952   6,963,495      $   2,404
  Chairman of the Board and                1995  1,025,000  4,303,750      277,781    2,261,608    5,508,808          2,448
  Chief Executive Officer                  1994  1,025,000  2,653,750      224,219    1,528,327    1,051,034          3,416
James Dimon.........................       1996    650,000  3,845,643        5,333    1,872,476    1,208,626          1,204
  President and Chief Operating            1995    650,000  2,904,875        4,889    1,460,153      873,400          1,142
  Officer                                  1994    629,167  2,145,208       12,224      750,894      168,062(E)       1,336
Robert I. Lipp(F)(G)................       1996    600,000  2,685,022        5,333    1,353,301      711,454          1,900
  Vice Chairman                            1995    600,000  2,160,000        5,333    1,119,997      490,286          1,962
                                           1994    589,167  1,600,208           --      866,365      193,282          1,982
Steven D. Black.....................       1996    225,000  3,378,785        5,333    1,494,954      279,943          1,000
  Vice Chairman and                        1995    225,000  2,637,117        5,333    1,150,452      247,852          1,000
  Chief Operating Officer                  1994    225,000  1,353,750           --      589,353      203,684          1,000
  Smith Barney Inc.
Joseph J. Plumeri, II...............       1996    950,000  1,932,518        5,333    1,156,642      350,531          1,000
  Vice Chairman                            1995    950,000  1,701,250        5,333    1,064,983       97,054         74,757
                                           1994    655,833  1,304,542        5,333      764,600      200,000        293,350

------------------------

(A) Except as set forth in this column, none of the executive officers received other annual compensation during 1996 required to be set forth in this column. The aggregate amount set forth for Mr. Weill for 1996 includes $50,971 for use of Company transportation.

(B) Restricted stock awards are made under the Company's CAP Plan, other than those made to Mr. Lipp for 1996, which were made under the TAP Capital Accumulation Plan ("TAP CAP"). The CAP Plan provides for payment, mandatory as to senior executives and certain others within the Company and certain of its subsidiaries, of a portion of compensation in the form of awards of restricted stock discounted (currently 25%) from market value in order to reflect the impact of the restrictions on the value of the restricted stock as well as the possibility of forfeiture of restricted stock. Under the current award formula in effect under the CAP Plan for corporate executives, the following percentages of annual compensation are payable in the form of shares of restricted stock:

ANNUAL COMPENSATION                                                        % IN RESTRICTED STOCK
                                                                          -----------------------
Up to $200,000..........................................................               10%
$200,001 to $400,000....................................................               15%
$400,001 to $600,000....................................................               20%
Amounts over $600,000...................................................               25%

   Annual compensation generally consists of salary and incentive awards. The recipient of restricted stock is not permitted to sell or otherwise dispose of such stock (except by will or the laws of descent and distribution and except in connection with participation in the reload program) for a period of three years from the date of award (or (i) for such other period as may be determined to be applicable to various classes of participants in the sole discretion of the Nominations, Compensation and Corporate Governance Committee or (ii) for additional one year periods if the participant elected to defer vesting and thereby extend the restricted period). Upon expiration of the applicable restricted period, and assuming the recipient's continued employment with the Company, the shares of restricted stock become fully vested and freely transferable, subject to the Stock Ownership Commitment. From the date of award, the recipient may vote the restricted stock and receives dividends or dividend equivalents on the shares of restricted stock at the same rate as dividends are paid on all outstanding shares of Common Stock. As of December 31, 1996, and including the awards made in January 1997 in respect of 1996, the total holdings of restricted stock under the CAP Plan and the market value at such date of such shares for each of the persons in the Summary Compensation Table were as follows: Mr. Weill:
    213,265 shares ($9,676,899.38); Mr. Dimon: 128,111 shares ($5,813,036.63);
    Mr. Lipp: 86,166 shares ($3,909,782.25); Mr. Black: 158,284 shares
    ($7,182,136.50) and Mr. Plumeri: 101,794 shares ($4,618,908.75). The year-end market price was $45.375 per share.

(C) All options granted to Mr. Weill since the Company's initial public offering were reload options. The grant of reload options did not change Mr. Weill's net equity position.

(D) Includes the Company matching grant for 1996 pursuant to the Company's Savings Plan (in the form of Common Stock having a market value of $1,000 at December 31, 1996) for Messrs. Weill, Dimon, Lipp, Black and Plumeri and supplemental life insurance paid by the Company.

(E) Includes 64,594 shares covered by options awarded at the election of Mr. Dimon in lieu of restricted stock awarded to him under the CAP Plan.

(F) Mr. Lipp is a Covered Employee under the Compensation Plan. The bonus compensation Mr. Lipp received pursuant to the Compensation Plan is inclusive of bonus compensation paid to him for services rendered to each of the Company and TAP; however, the portion of his bonus payable in restricted stock was awarded in shares of Class A Common Stock, $.01 par value per share, of TAP ("TAP Common Stock"), under TAP CAP rather than in shares of Common Stock under the CAP Plan. The terms and provisions of TAP CAP are substantially identical to those of the CAP Plan. As of December 31, 1996, and including the awards made in January 1997 in respect of 1996, the total holdings of TAP Common Stock under TAP CAP and the market value at such date of such shares for Mr. Lipp were 36,016 shares ($1,274,066). The year-end market price of TAP Common Stock was $35.375 per share.

(G) It is estimated that approximately 80% of such amounts payable to Mr. Lipp reflect compensation for services provided to TAP and approximately 20% of such amounts reflect compensation for services rendered to the Company and its affiliates (other than TAP and its subsidiaries).

STOCK OPTIONS GRANTED

    The following table sets forth information with respect to stock options granted during 1996 to each of the executives named in the Summary Compensation Table. All options granted to Mr. Weill arose under the reload feature of the 1986 Option Plan or the 1996 Incentive Plan (which does not increase the net equity position of the participant). The reload feature is described in footnote
(B) under "Option Grants in 1996" below. Of the options granted to the Covered Employees in 1996, 85% were reload options automatically granted under the provisions of the 1986 Option Plan or the 1996 Incentive Plan while only 15% were new non-reload options. Mr. Weill's reload options arose upon the exercise of stock options granted by Control Data Corporation ("Control Data Options") in 1986 when it was the parent company of the Company's corporate predecessor to facilitate the public offering of the predecessor's stock. The "Grant Date Present Value" numbers set forth in the table below were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing such model:

    - stock price volatility was calculated by using the weekly closing price of the Company's Common Stock on the NYSE Composite Transactions Tape for the one-year period prior to the grant date of each option;

    - the risk-free interest rate for each option grant was the interpolated market yield on the date of grant on a Treasury bill with a term identical to the subject option life, as reported by the Federal Reserve;

    - the dividend yield (based upon the actual annual dividend rate during 1996) was assumed to be constant over the life of the option;

    - exercise of the option was deemed to occur approximately nine months after the date of grant with respect to options that vest six months after the date of grant and approximately three years after the date of grant with respect to options that vest at a rate of 20% per year, as appropriate, based upon each individual's historical experience of the average period between the grant date and exercise date for those options that have vested; and

    - the value arrived at through the use of the Black-Scholes model was discounted by 25% to reflect the reduction in value (as measured by the estimated cost of protection) of the options due to the agreement of executives who are members of the Company's Planning Group to abide by the Stock Ownership Commitment. For purposes of calculating the discount, a five year holding period was assumed even though each of the individuals may be a member of the Planning Group for more than five years.

    The potential value of options granted depends entirely upon a long-term increase in the market price of the Common Stock: if the stock price does not increase, the options would be worthless and if the stock price does increase, this increase would benefit both option holders and all stockholders.

                                                      OPTION GRANTS IN 1996

                                                                      INDIVIDUAL GRANTS(B)
                                  ---------------------------------------------------------------------------------------------
                                         NUMBER OF                     % OF
                                         SECURITIES               TOTAL OPTIONS                                     GRANT DATE
                                     UNDERLYING OPTIONS           GRANTED TO ALL         EXERCISE OR                  PRESENT
                                          GRANTED                   EMPLOYEES            BASE PRICE    EXPIRATION      VALUE
NAME                                 (NUMBER OF SHARES)              IN 1996            ($ PER SHARE)     DATE        ($)(A)
--------------------------------  ------------------------  --------------------------  -------------  -----------  -----------

                                    RELOAD     NON-RELOAD     RELOAD      NON-RELOAD
                                  -----------  -----------  -----------  -------------
Sanford I. Weill................    28,864.00                      .14%                   $ 30.5625       2/18/03    $  57,384
                                    51,884.00                      .26                      34.5000       2/18/03      118,747
                                   476,332.00                     2.33                      33.0000       4/30/03    1,027,965
                                   707,416.00                     3.46                      33.0000      10/30/02    1,526,664
                                   749,666.00                     3.67                      31.0000      10/30/02    1,575,150
                                   928,920.00                     4.54                      32.4375       4/30/03    2,158,846
                                   661,980.00                     3.24                      35.9063      10/30/02    1,741,794
                                   719,588.00                     3.52                      36.6563      10/30/02    1,941,297
                                    26,377.33                      .13                      36.8438       2/18/03       70,146
                                   434,981.33                     2.13                      36.8438       4/30/03    1,253,035
                                   646,004.00                     3.16                      39.8438      10/30/02    1,860,921
                                   668,369.33                     3.27                      39.4688      10/30/02    1,910,131
                                    47,444.00                      .24                      41.5313       2/18/03      142,191
                                   815,669.00                     3.99                      42.7500       4/30/03    2,519,194
                                  ------------------------       -----         -----                                -----------
Total...........................        6,963,494.99             34.08         0                                    17,903,465

James Dimon.....................    17,602.00                      .09                      30.5625       2/19/03       34,727
                                     9,866.00                      .05                      32.9375       1/25/05       21,331
                                    16,186.00                      .08                      32.9375       2/19/03       34,994
                                    31,492.00                      .15                      33.0000      10/30/02       67,449
                                    37,402.00                      .18                      33.0000       4/30/03       80,108
                                   145,990.00                      .71                      33.0000       8/28/03      312,681
                                    16,524.00                      .08                      31.0000       2/19/03       34,456
                                    61,104.00                      .30                      31.0000      10/30/02      127,414
                                    36,986.67                      .18                      32.4375      10/30/02       86,096
                                    72,938.67                      .36                      32.4375       4/30/03      169,785
                                    59,298.67                      .29                      35.9063      10/30/02      155,446
                                    71,690.67                      .35                      35.9063       8/28/03      187,930
                                    64,461.33                      .32                      36.6563      10/30/02      172,059
                                    16,084.00                      .08                      36.8438       2/19/03       42,456
                                     9,001.33                      .04                      39.8438       1/25/05       25,737
                                    14,766.67                      .07                      39.8438       2/19/03       42,222
                                    28,758.67                      .14                      39.8438      10/30/02       82,229
                                    34,154.67                      .17                      39.8438       4/30/03       97,658
                                   133,316.00                      .65                      39.8438       8/28/03      381,190
                                    14,732.00                      .07                      39.4688       2/19/03       41,790
                                    54,477.33                      .27                      39.4688      10/30/02      154,533
                                               133,333.33                       2.35        40.6875       11/1/06      948,730
                                    31,938.67                      .16                      44.9063      12/14/05      102,962
                                    32,476.00                      .16                      42.7500      10/30/02      100,376
                                    64,045.00                      .31                      42.7500       4/30/03      197,949
                                  -----------                    -----         -----                                -----------
  Sub-Total.....................  1,075,292.35 133,333.33
                                  -----------  -----------
Total...........................        1,208,625.68              5.26          2.35                                 3,702,309

                                                                      INDIVIDUAL GRANTS(B)
                                  ---------------------------------------------------------------------------------------------
                                         NUMBER OF                     % OF
                                         SECURITIES               TOTAL OPTIONS                                     GRANT DATE
                                     UNDERLYING OPTIONS           GRANTED TO ALL         EXERCISE OR                  PRESENT
                                          GRANTED                   EMPLOYEES            BASE PRICE    EXPIRATION      VALUE
NAME                                 (NUMBER OF SHARES)              IN 1996            ($ PER SHARE)     DATE        ($)(A)
--------------------------------  ------------------------  --------------------------  -------------  -----------  -----------
                                    RELOAD     NON-RELOAD     RELOAD      NON-RELOAD
                                  -----------  -----------  -----------  -------------
Robert I. Lipp..................    19,066.00                      .09                      30.8125       2/22/03       41,016
                                    26,054.00                      .13                      30.8125        5/2/03       56,049
                                   52,706.00`                      .26                      30.8125       11/2/02      113,384
                                    14,470.67                      .07                      32.8215      11/26/04       34,640
                                    34,888.00                      .17                      32.8125       2/22/03       83,516
                                   104,716.00                      .51                      32.8125       11/2/02      250,673
                                    49,174.67                      .24                      32.8125        5/2/03      117,716
                                    51,826.67                      .25                      37.4063       11/2/02      143,565
                                    13,720.00                      .07                      40.7813      11/26/04       41,603
                                    16,593.33                      .08                      40.7813       2/22/03       50,316
                                    22,677.33                      .11                      40.7813        5/2/03       68,764
                                    45,876.00                      .22                      40.7813       11/2/02      139,109
                                                66,666.67                       1.18        40.6875       11/1/06      419,941
                                    15,772.00                      .08                      44.9063      12/14/05       52,577
                                    12,619.00                      .06                      43.2500      11/26/04       40,224
                                    30,423.00                      .14                      43.2500       2/22/03       96,976
                                    91,321.00                      .45                      43.2500       11/2/02      291,094
                                    42,884.00                      .21                      43.2500        5/2/03      136,696
                                  -----------  -----------       -----                                              -----------
  Sub-Total.....................   644,787.67   66,666.67
Total...........................         711,454.34               3.14          1.18                                 2,177,859

Steven D. Black.................    10,850.00                      .06                      31.1250       2/27/03       25,730
                                    12,352.00                      .06                      31.1250       4/27/01       29,292
                                    12,360.00                      .06                      31.1250      11/25/99       29,311
                                     8,528.00                      .04                      31.1250       8/24/01       20,224
                                    24,754.00                      .12                      31.1250       4/23/04       58,703
                                     7,112.00                      .03                      32.9375       4/27/01       19,109
                                    16,822.00                      .08                      32.9375       8/24/01       45,199
                                    24,534.00                      .12                      32.9375       4/23/04       65,920
                                     9,480.00                      .05                      33.6563       8/24/01       27,812
                                     4,986.67                      .02                      35.2500       2/27/03       15,574
                                    11,405.34                      .06                      35.2500       4/27/01       35,620
                                     7,065.33                      .03                      35.2500       8/24/01       22,066
                                    15,341.33                      .08                      35.2500      11/25/99       47,912
                                     9,593.34                      .04                      39.8438       2/27/03       32,863
                                    10,910.66                      .06                      39.8438       4/27/01       37,376
                                    10,914.67                      .06                      39.8438      11/25/99       37,390
                                     7,532.00                      .04                      39.8438       8/24/01       25,802
                                    21,877.33                      .11                      39.8438       4/23/04       74,944
                                     6,465.33                      .03                      39.7500       4/27/01       22,135
                                    15,292.00                      .08                      39.7500       8/24/01       52,355
                                    22,304.00                      .11                      39.7500       4/23/04       76,362
                                     9,462.67                      .05                      44.9063      12/14/05       36,357
                                  ------------------------       -----                  -------------               -----------
Total...........................         279,942.67               1.39         0                                       838,054

                                                                      INDIVIDUAL GRANTS(B)
                                  ---------------------------------------------------------------------------------------------
                                         NUMBER OF                     % OF
                                         SECURITIES               TOTAL OPTIONS                                     GRANT DATE
                                     UNDERLYING OPTIONS           GRANTED TO ALL         EXERCISE OR                  PRESENT
                                          GRANTED                   EMPLOYEES            BASE PRICE    EXPIRATION      VALUE
NAME                                 (NUMBER OF SHARES)              IN 1996            ($ PER SHARE)     DATE        ($)(A)
--------------------------------  ------------------------  --------------------------  -------------  -----------  -----------
                                    RELOAD     NON-RELOAD     RELOAD      NON-RELOAD
                                  -----------  -----------  -----------  -------------
Joseph J. Plumeri, II...........    30,038.00                      .15                      30.5000      10/28/04       63,324
                                    82,160.00                      .40                      30.5000       7/23/03      173,204
                                   100,525.33                      .49                      30.7500       7/23/03      243,072
                                                40,000.00                        .71        40.6875       11/1/06      231,913
                                    30,860.00                      .15                      46.8750      10/28/04      111,919
                                    66,948.00                      .33                      46.8750       7/23/03      242,798
                                                                 -----         -----                                -----------
  Sub-Total.....................   310,531.33   40,000.00
                                  -----------  -----------
Total...........................         350,531.33               1.52           .71                                 1,066,230

------------------------

(A) Except as indicated in the table above, all options granted in 1996 were reload options. Rather than enhance his or her holdings, reload options are intended to enable an employee who exercises an option by tendering previously owned shares to remain in the same economic position (the "Equity Position") with respect to potential appreciation in the Company's Common Stock as if he or she had continued to hold the original option unexercised. As such, reload options meet the Company's objective of fostering continued stock ownership in the Company by its employees, but the receipt thereof by any such employee does not result in a net increase in his or her Equity Position.

    The table below sets forth the Equity Position of each of the above named executives with respect to options exercised and reload options granted in 1996. The Equity Position of each of such executives has remained constant.

                         NET CHANGES IN EQUITY POSITION
                 RESULTING FROM EXERCISES OF RELOAD OPTIONS(1)

                                                                         ENDING NET EQUITY POSITION
                                                         -----------------------------------------------------------
                                                                                                       NET
                                                                                                     CHANGE
                                                                                    NEW             IN EQUITY
                                                                        NET        RELOAD         POSITION FROM
                                                          OPTIONS      SHARES     OPTIONS      EXERCISES OF RELOAD
NAME                                                     EXERCISED    RECEIVED    GRANTED            OPTIONS
-------------------------------------------------------  ----------  ----------  ----------  -----------------------
Sanford I. Weill.......................................   8,151,716   1,188,221   6,963,495                 0
James Dimon............................................   1,254,223     178,931   1,075,292                 0
Robert I. Lipp.........................................     769,243     124,455     644,788                 0
Steven D. Black........................................     333,940      53,997     279,943                 0
Joseph J. Plumeri, II..................................     393,900      83,369     310,531                 0

------------------------

(1) The "Options Exercised" column sets forth the number of options exercised by such executive. The "Net Shares Received" sets forth the number of shares such executive actually received upon exercise of the option after subtracting the number of previously owned shares tendered to pay the exercise price and/or withheld to pay taxes on the exercise. The "New Reload Options" column sets forth the number of reload options granted to the executive which is in an amount equal to the number of shares tendered and/or withheld. The "Net Change in Equity Position" is the difference between the number of options exercised less the sum of the net shares received and the number of reload options granted.

(B) The option price of each option granted under the 1986 Option Plan or the 1996 Incentive Plan is not less than the fair market value of the Common Stock subject to the option, determined in good faith by the Nominations, Compensation and Corporate Governance Committee. Under current rules established by the Committee, fair market value is the closing sale price of Common Stock on the NYSE Composite Transactions Tape on the last trading day prior to the date of grant of the option.

    Options generally vest in cumulative installments of 20% on each anniversary of the date of grant such that the options are fully exercisable on and after five years from the date of grant until ten years following such grant (in the case of non-qualified stock options, which represent all options currently outstanding). The Committee has discretion to establish a slower vesting schedule for options granted under the 1986 Option Plan and the 1996 Incentive Plan. Participants are entitled to direct the Company to withhold shares otherwise issuable upon an option exercise to cover in whole or in part the tax liability associated with such exercise, or participants may cover such liability by surrendering previously owned shares (other than restricted stock). During the term of the 1996 Incentive Plan, the aggregate number of shares of Common Stock for which option awards may be granted to any one employee under the 1996 Incentive Plan (including reload options) will not exceed twenty four million shares.

   Under the reload feature of the 1986 Option Plan and the 1996 Incentive Plan, participants who tender previously owned shares (including CAP Plan restricted stock) to pay all or a portion of the exercise price of vested stock options or tender previously owned shares or have shares withheld to cover the associated tax liability may be eligible to receive a reload option covering the same number of shares as are tendered or withheld for such purposes. Under the 1986 Option Plan and the 1996 Option Plan, such participant may choose to receive either (i) Incremental Shares subject to restrictions on transferability for a period of one year, or such other shorter or longer period as determined by the Committee and no reload option or (ii) Incremental Shares subject to restrictions on transferability for a period of two years, or such other shorter or longer period as determined by the Committee and a reload option. "Incremental Shares" are those shares of Common Stock actually issued to a participant upon the exercise of an option. If a participant exercises an option by paying the exercise price and the withholding taxes entirely in cash, the number of Incremental Shares will equal the number of shares exercised. If, however, a participant exercises an option by surrendering previously owned shares of Common Stock or restricted Common Stock ("Surrendered Shares") to pay the exercise price, or the participant authorizes the Company to sell shares of Common Stock to cover the exercise price and/or requests that the Company withhold shares to cover the withholding tax liability ("Withheld Shares"), the number of Incremental Shares will equal the number of options exercised minus the sum of the number of Surrendered Shares or the number of shares sold by the Company on behalf of the participant, and the Withheld Shares. Participants are permitted to transfer their Incremental Shares during the restricted period only by will or the laws of descent and distribution. If the exercise price of an option is paid by delivery of a number of shares of restricted stock, then the participant will receive, in connection with the exercise, an equal number of identically restricted shares of Common Stock. Further, in order for a participant to receive a reload option in connection with his or her exercise of a vested option, the market price of Common Stock on the date of exercise must equal or exceed the minimum market price level established by the Committee from time to time (the "Market Price Requirement"). The Committee has established that the initial Market Price Requirement will be a market price on the date of exercise equal to or greater than 120% of the price of the option being exercised. If a market price does not equal or exceed the applicable Market Price Requirement, a vested option may be exercised but no reload option will be granted in connection with such exercise.

   The Committee determines the exercise price for the reload option at the time such reload option is granted, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of exercise of the underlying option, and such reload option will have a term equal to the remaining term of the original option, except that the reload option will not be exercisable until six months after its date of grant, unless the Committee determines otherwise.

   Reload options are intended to encourage employees to exercise options at an earlier date and to retain the shares so acquired, in furtherance of the Company's long-standing policy of encouraging increased employee stock ownership. With standard stock options, sale of at least a portion of the stock to be acquired by exercise is often necessitated to cover the exercise price or the associated withholding tax liability. The employee thereby receives fewer shares upon exercise, and also forgoes any future appreciation in the stock sold. By use of previously owned shares to exercise an option, an employee is permitted to gain from the past price appreciation in such shares, and receives a new option at the current market price. The reload option so granted enables the employee to participate in future stock price appreciation.

STOCK OPTIONS EXERCISED

    The following table sets forth, in the aggregate, the number of shares underlying options exercised during 1996 and states the value at year-end of exercisable and unexercisable options remaining outstanding. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of previously owned shares to pay the exercise price or the tax liability, or the withholding of shares to cover the tax liability associated with option exercise. Accordingly, the "Value Realized" numbers do not necessarily reflect what the executive might receive, should he or she choose to sell the shares acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

                      AGGREGATED OPTION EXERCISES IN 1996
                                      AND
                           1996 YEAR-END OPTION VALUE

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED
                                                                              OPTIONS AT             VALUE OF UNEXERCISED
                                            SHARES                          1996 YEAR-END            IN THE MONEY OPTIONS
                                           ACQUIRED        VALUE          (NUMBER OF SHARES)          AT 1996 YEAR-END($)
                                          ON EXERCISE    REALIZED     --------------------------  ---------------------------
NAME                                          (A)         ($) (B)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------  -----------  -------------  -----------  -------------  -----------  --------------
Sanford I. Weill(C).....................   8,151,716   $  85,232,745           0      6,472,429    $       0   $  101,546,799
James Dimon.............................   1,254,223      12,885,031           0      1,406,868            0       21,354,092
Robert I. Lipp..........................     769,243       8,775,309           0        756,836            0       11,346,657
Steven D. Black.........................     333,940       3,558,466           0        322,631            0        5,074,666
Joseph J. Plumeri, II...................     393,900       5,741,934      24,154        518,333      359,291        9,675,183

------------------------

(A) This column reflects the number of shares underlying options exercised in 1996 by the named executive officers. The actual number of shares received by each of these individuals from options exercised in 1996 (net of shares surrendered to cover the exercise price and/or surrendered or withheld to cover the exercise price and tax liabilities) was: Mr. Weill, 1,188,221 shares; Mr. Dimon, 178,931 shares; Mr. Lipp, 124,542 shares, Mr. Black, 53,997 shares, and Mr. Plumeri, 83,369 shares.

(B) "Value Realized" is in each case calculated as the difference between the market price on the date of exercise and the market price on the date of grant, which establishes the exercise price for option exercise. All of the above executives have made the Stock Ownership Commitment pursuant to which such executives generally commit not to dispose of their shares of Common Stock while they continue to be executives of the Company. Other than shares of Common Stock used in connection with employee compensation plans, charitable contributions or certain limited estate planning transactions with family members, at December 31, 1996, none of the above executives had ever disposed of any Common Stock.

(C) All of the stock options exercised by Mr. Weill in 1996 were reload options arising from Control Data Option exercises.

PERFORMANCE GRAPH

    The following line graph compares annual changes in "Cumulative Total Return" of the Company (as defined below) with (i) Cumulative Total Return of a performance indicator of equity stocks in the overall stock market, the S&P 500 Index, and (ii) Cumulative Total Return of a "Peer Index," each for the last five years. The Peer Index is the S&P Financial Index, which comprises the following Standard & Poor's industry groups: Money Center Banks, Major Regional Banks, "Savings & Loan", Life Insurance, Multi-Line Insurance, Property and Casualty Insurance, Personal Loans and Financial Services (excluding the Company and both of the government-sponsored entities: the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association). The Peer Index has been weighted based on market capitalization. "Cumulative Total Return" is calculated (in accordance with SEC instructions) by dividing (i) the sum of (A) the cumulative amount of dividends during the relevant period, assuming dividend reinvestment at the end of the month in which such dividends were paid, and (B) the difference between the market capitalization at the end and the beginning of such period, by (ii) the market capitalization at the beginning of such period.

    The comparisons in this table are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock.

                              TRAVELERS GROUP INC.
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                               1991       1992       1993       1994       1995       1996
                             ---------  ---------  ---------  ---------  ---------  ---------

Travelers Group Inc.             100.0     124.91     203.55     172.35     340.66     500.22

S&P                              100.0     107.61     118.43     120.00     165.03     202.90

Peer Index                       100.0     123.04     135.22     130.53     197.65     269.30

    --------------------------------

     ASSUMES $100 INVESTED AT THE CLOSING PRICE ON DECEMBER 31, 1991, IN THE COMPANY'S COMMON STOCK, THE S&P 500 INDEX, AND THE PEER INDEX, REPRESENTING THE S&P FINANCIAL INDEX (EXCLUDING THE COMPANY, AND BOTH OF THE GOVERNMENT-SPONSORED ENTITIES: THE FEDERAL HOME LOAN MORTGAGE CORPORATION AND THE FEDERAL NATIONAL MORTGAGE ASSOCIATION). THE PEER INDEX HAS BEEN WEIGHTED BASED ON MARKET CAPITALIZATION.

COMPENSATION OF DIRECTORS

    Pursuant to the Company's By-laws, the members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the Board of Directors. It has been the practice of the Company since its initial public offering in 1986 to pay its outside directors in shares of Common Stock, in order to assure that the directors have an ownership interest in the Company in common with other stockholders. Compensation of outside directors of the Company currently consists of an annual retainer of $100,000, payable in shares of Common Stock, receipt of which may be deferred at the election of a Director. Directors who have not made such election receive fees partly in shares of Common Stock and partly in cash equal to the current tax liability incurred by receipt of such Common Stock.

    Directors receive no additional compensation for participation on committees of the Board. Additional compensation, if any, for special assignments undertaken by directors will be determined on a case by case basis, but no such additional compensation was paid to any director in 1996. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors.

RETIREMENT PLANS

    Executive officers and employees are eligible to participate in the Travelers Group Pension Plan (the "Retirement Plan") on the later of attaining age 21 or completion of one year of service. Benefits under the Retirement Plan vest after five years of service with the Company or its subsidiaries. The normal form of retirement benefit is, in the case of a married participant, a joint and survivor annuity payable over the life of the participant and his or her spouse, or in the case of an unmarried participant, an annuity payable over the participant's life. Instead of such normal form of payment, participants may elect to receive other types of annuities or a single sum payable at retirement or, with respect to certain participants, other termination of service.

    When expressed as a single sum payment option, benefits accrue for the first five years of covered service at an annual rate varying between .75% and 4.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. "Qualifying compensation" generally includes base salary (before pre-tax contributions to the Savings Plan or other benefit plans), overtime pay, commissions and bonuses. Under rules promulgated by the Internal Revenue Service (the "Service"), a ceiling of $150,000 for 1996 (subject to adjustment by the Service) is imposed on the amount of compensation that may be considered "qualifying compensation" under the Retirement Plan.

    During the period of the sixth through the fifteenth year of covered service, benefits accrue at an annual rate of between 1.25% and 5.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. After a participant has completed 15 years of covered service, benefits accrue at an annual rate varying between 1.25% and 7.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. There are also minimum benefits provided for under the Retirement Plan.

    Subject to the statutory maximum benefits payable by a qualified plan (as described below), a participant also accrues annually an additional amount calculated as 1.0% to 2.5% of qualifying compensation (again depending upon his or her age) for that part of qualifying compensation in excess of the amount of the Social Security wage base. There is an interest accrual added to the participant's single sum entitlement. This interest amount is determined by multiplying the prior year's single sum by a percentage calculated annually pursuant to a formula set forth in the Plan.

    The statutory maximum retirement benefit that may be paid to any one individual by a tax qualified defined benefit pension plan in 1996 is $120,000 annually. Years of service credited under the Retirement Plan to date for each of the individuals named in the Summary Compensation Table are as follows: Mr. Weill, 10 years; Mr. Dimon, 10 years; Mr. Lipp, 10 years; Mr. Plumeri, 24 years; and Mr. Black, 22 years.

    The Company and certain Company subsidiaries provide certain pension benefits, in addition to the statutory maximum benefit payable under tax qualified pension plans, under non-funded, non-qualified retirement benefit equalization plans ("RBEPs"). The benefits payable under RBEPs are unfunded, and will come from the general assets of each plan's sponsor. In 1993, the Nominations, Compensation and

Corporate Governance Committee, amended the RBEPs in two respects: first, to exclude certain executives of the Company and its subsidiaries (including each of the persons named in the Summary Compensation Table) and employees of certain subsidiaries from further participation in the RBEPs, and second, to limit the compensation covered by such plans to a fixed amount of $300,000 (equal to twice the 1994 statutory maximum qualifying compensation without giving effect to any future adjustments) less amounts covered by the Retirement Plan, thereby limiting benefits payable under the RBEPs to all participants. No benefits were accrued in 1996 under any of the RBEPs for the account of any of the persons named in the Summary Compensation Table.

    Effective at the end of 1993, the Committee also froze benefits payable under the Company's Supplemental Retirement Plan ("SERP") covering supplemental retirement benefits to designated senior executives of the Company and its subsidiaries. At that time, 25 individuals were SERP participants, including each of the individuals named in the Summary Compensation Table. The maximum benefit payable under SERP is also reduced by any benefits payable under the Retirement Plan (or its predecessor plans, if applicable), under any applicable RBEP, under any other Company or subsidiary sponsored qualified or non-qualified defined benefit or defined contribution pension plan (other than the Savings Plan or other 401(k) plans), and under the Social Security benefit program.

    Estimated annual benefits under the three benefit plans of the Company for the five executive officers named in the Summary Compensation Table using the applicable formulas under the Retirement Plan and the frozen RBEP and SERP Plans and assuming their retirement at age 65, would be as follows: Mr. Weill, $618,421; Mr. Dimon, $241,318; Mr. Lipp, $290,939; Mr. Plumeri, $83,472; and Mr.
Black, $74,665. Mr. Plumeri's annuity under the Retirement Plan includes his accrued annuity transferred from the retirement plan of Shearson Lehman Brothers Holdings, Inc. These estimates were calculated assuming that the interest accrual was 8% for 1989 through 1991, 6% for 1992 through 1993, 5.5% for 1994, 7% for 1995 and 5.5% thereafter until the participant retires at the age of 65, and that the current salary of the participant, the 1996 dollar ceiling on qualifying compensation (which was set by legislation adopted in 1993 at $150,000 annually), the 1996 Social Security wage base and the current regulatory formula to convert lump-sum payments to annual annuity figures each remains unchanged.

EMPLOYMENT PROTECTION AGREEMENTS

    The Company has entered into employment protection agreements with certain of its executive officers. Under the agreement with Mr. Weill, the Company agrees to employ Mr. Weill as its Chief Executive Officer (and Mr. Weill agrees to serve in such capacity) with an annual salary, incentive participation and employee benefits as determined from time to time by the Company's Board of Directors. The agreement contains automatic one-year renewals (unless notice of nonrenewal is given by either party). In the event of termination of his employment without cause, the agreement provides that Mr. Weill will be paid and entitled to receive other employee benefits (as in effect at the termination date) through the remaining term of the agreement and will be entitled to two years additional vesting and exercise of his stock options (and a cash payment based on the value of any portion of the stock options that would not vest within such additional period). During such period of continuing payments and stock option vesting and exercise, Mr. Weill would be subject to a noncompetition agreement in favor of the Company.

    Mr. Plumeri is a party to an employment agreement with Smith Barney, which replaced an agreement entered into at the time of the acquisition by Smith Barney of certain assets and liabilities of Shearson Lehman Brothers in 1993. Under the agreement, Mr. Plumeri was entitled, until July 30, 1996, to a specified annual base salary and consideration for an annual discretionary bonus under the Compensation Plan. The agreement currently provides for certain deferred compensation payments, for reimbursement of the cost of certain life insurance and for participation in employee benefit plans and receipt of employee benefits available to senior executives of the Company. The agreement also contains a prohibition on hiring Company employees and agents following termination of employment.

CERTAIN INDEBTEDNESS

    Certain executive officers have from time to time, including periods during 1996, incurred indebtedness to Smith Barney, a wholly owned subsidiary of the Company and a registered broker-dealer, on margin loans against securities accounts with Smith Barney. Such margin loans were made in the ordinary course of Smith Barney's business, were made on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

    Mr. Plumeri, a Covered Person, was indebted to a subsidiary of the Company during 1996 under a loan program assumed by a subsidiary of the Company from a former employer of Mr. Plumeri. The loan program provided for loans to key executives of the former employer to purchase shares of stock of such former employer. The maximum amount of Mr. Plumeri's indebtedness during 1996 was $368,108. The loan bore interest at the prime rate minus 2 percent and was secured by 14,629 shares of Common Stock, which Mr. Plumeri received in exchange for his shares of the former employer. The principal of the loan was paid on December 31, 1996 and, in accordance with the terms of the program, conditioned upon Mr. Plumeri's continued employment through such date, all interest thereon was forgiven.

    Mr. Peter Dawkins, a member of the Planning Group, is indebted to the Company pursuant to a loan made to him by the Company in an original principal amount of $500,000 which was the maximum amount of Mr. Dawkins' indebtedness to the Company during 1996. Repayment of principal is required upon termination of Mr. Dawkins' employment or with the proceeds of any sale of Common Stock by Mr. Dawkins. The loan bears interest, payable quarterly, at 5% per annum.

                                    ITEM 3:
                     RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP ("Peat Marwick") as the independent auditors of the Company for 1997. Peat Marwick has served as the independent auditors of the Company and its predecessors since 1969. Arrangements have been made for a representative of Peat Marwick to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preferred Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to ratify the selection of the Company's auditors. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker nonvotes will be counted and will have the same effect as a vote against this item.

                           COST OF SOLICITING PROXIES

    The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. The Company has retained Morrow & Co. Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $12,500, plus reimbursement of certain out-of-pocket expenses.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

    Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes such proposal to be included in the Proxy Statement for that meeting must submit such proposal in writing to the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, and such proposal must be received on or before November [26], 1997.

                                 OTHER MATTERS

    The Board of Directors and management of the Company know of no other matters to be brought before the Annual Meeting. If other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holder.

                                    ANNEX A

                     PROPOSED AMENDMENT TO ARTICLE SEVENTH
                  OF THE RESTATED CERTIFICATE OF INCORPORATION
                            OF TRAVELERS GROUP INC.

                            ------------------------

    Article SEVENTH is hereby amended to read in its entirety as follows:

       The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. At each annual meeting, each director shall be elected for a one-year term. A director shall hold office until the annual meeting held the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.
                            ------------------------

                          TRAVELERS GROUP INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF TRAVELERS GROUP INC. FOR THE ANNUAL MEETING
                            APRIL 23, 1997

        The undersigned hereby constitutes and appoints Sanford I. Weill, P James Dimon and Charles O. Prince, III, and each of them his or her true and R lawful agents and proxies with full power of substitution in each, to O represent the undersigned at the Annual Meeting of Stockholders of X Travelers Group Inc. (the "Company") to be held at Carnegie Hall, 881
Y Seventh Avenue, New York, New York on Wednesday, April 23, 1997 at 9:00 a.m. local time, and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

        If shares of Travelers Group Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Travelers Group Inc. Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any, adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO
   VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                                              SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE

| X |Please mark
     votes as in
     this example.



-----------------------------------------------------------------------------------------------------------------------
                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS
-----------------------------------------------------------------------------------------------------------------------

                                                                                                 FOR   AGAINST   ABSTAIN

1. Proposal to amend the Restated   |  |    |  |      |  |   3. Proposal to ratify the selection |  |    |  |      |  |
   Certificate of Incorporation     |  |    |  |      |  |      of KPMG Peat Marwick LLP as the  |  |    |  |      |  |
   to declassify the Board of       |  |    |  |      |  |      Company's independent auditors   |  |    |  |      |  |
   Directors                        ----    ----      ----      for 1997.                        ----    ----      ----

2. Proposal to elect twenty-one directors to a one-year term.

Nominees: Judith Arron, C. Michael Armstrong,
Kenneth J. Bialkin, Edward H. Budd, Joseph A. Califano, Jr.,
Douglas D. Danforth, Robert F. Daniell, James Dimon,
Leslie B. Disharoon, The Hon. Gerald R. Ford, Thomas Jones,
Ann Dibble Jordon, Robert I. Lipp, Michael Masin,
Dudley C. Mecum, Andrall E. Pearson, Frank J. Tasco,
Linda J. Wachner, Sanford I. Weill, Joseph R. Wright, Jr.
and Arthur Zankel.

                  |   |  FOR     |   | WITHHELD
                  |   |  ALL     |   | FROM ALL
                  |   |NOMINEES  |   | NOMINEES
                  -----          -----


|    |                                              MARK HERE |   |
|    |                                            FOR ADDRESS |   |
|    |                                             CHANGE AND |   |
------__________________________________          NOTE BELOW  -----
For, except authority to vote WITHHELD
from the above nominee(s) [write names(s)
on line]
-----------------------------------------------------------------------------------------------------------------------

                                                    The signer(s) hereby acknowledge(s) receipt of the Notice of Annual
                                                    Meeting of Stockholders and accompanying Proxy Statement.

                                                    The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof.

                                                    IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED
                                                    ON THE REVERSE SIDE.

                                                    NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. JOINT OWNERS SHOULD
                                                    EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                                    GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


Signature: ________________________________________ Date: ______________ Signature:__________________________ Date: ______________
